Exhibit 99.1

           First Sentinel Reports 22% Increase in Second Quarter 2003
                Diluted EPS and Declares Quarterly Cash Dividend

    WOODBRIDGE, N.J., July 23 /PRNewswire-FirstCall/ -- First Sentinel Bancorp, Inc. (Nasdaq: FSLA) ("First Sentinel" or the "Company"), parent company of First Savings Bank (the "Bank"), reported basic and diluted earnings per share of $0.23 for the second quarter of 2003, representing increases of 21.6% and 21.9%, respectively, over second quarter 2002 basic and diluted earnings per share of $0.19. The Company reported net income of $6.2 million for the current quarter, representing an 11.4% increase over the prior year's second quarter net income of $5.6 million.

    For the six months ended June 30, 2003, the Company reported basic and diluted earnings per share of $0.48 and $0.46, respectively, representing increases of 14.5% and 14.6%, respectively, over basic and diluted earnings per share of $0.42 and $0.41, respectively, for the six months ended June 30, 2002. Net income for the first half of 2003 totaled $12.7 million, a 4.8% increase over net income of $12.2 million for the same period in 2002.

    Annualized return on average equity was 11.46% and 11.72% for the three and six month periods ended June 30, 2003, respectively, compared to 9.60% and 10.51% for the same 2002 periods. First Sentinel's annualized return on average assets was 1.09% and 1.12% for the three and six months ended June 30, 2003, respectively, compared to 0.99% and 1.10% for the same 2002 periods.

    Prior year results were adversely affected by two events precipitated by alleged acts of fraud and/or misrepresentation. In June 2002, the Company recorded an impairment charge totaling $1.2 million, or $.04 per diluted share, net of tax, related to WorldCom, Inc. corporate bonds. In addition, the Company recorded a $1.1 million provision to the loan loss reserve in the second quarter of 2002, the majority of which was due to a $1.4 million write-down of a $6.9 million participation loan to an insurance premium financing company. Both of these items were fully resolved in 2002.

    Commenting on the quarter's results, President and CEO Christopher Martin stated, "We continue to position the Company's balance sheet to remain resilient yet flexible in an uncertain environment. We remain asset sensitive and should benefit from an improving economy and the resultant increase in interest rates. Asset quality has continued to be strong, while expenses remain controlled."


    Results of Operations

    For the quarter ended June 30, 2003, the Company recorded total net interest income of $14.6 million, compared with $16.9 million for the same period in 2002. Total interest income decreased $5.2 million, or 15.8%, to $27.6 million for the 2003 period, as a result of the decline in asset yields experienced throughout the past year. The average balance of loans decreased $48.5 million, or 3.8%, to $1.2 billion for the second quarter of 2003, compared with the second quarter of 2002. Interest income on loans decreased $2.9 million as the average yield on loans declined 67 basis points to 6.05%. Average investment and mortgage-backed securities, including federal funds sold and investments in Federal Home Loan Bank stock, grew $43.1 million, or 4.8%, to $938.6 million for the quarter ended June 30, 2003, compared with the same period of 2002. Income on such investments, however, decreased
$2.3 million as the average yield fell 122 basis points to 3.79% for the second quarter of 2003.

    Interest expense decreased $2.9 million, or 18.1%, to $13.0 million for the three months ended June 30, 2003, from $15.9 million for the comparable 2002 period. The decrease in interest expense was attributable to reductions in rates paid on time and core deposits, as well as growth in lower-costing core accounts and managed run-off in higher-costing certificates of deposit. The average balance of interest-bearing checking, savings, and money market accounts increased $76.6 million, or 11.4%, for the quarter ended June 30, 2003, compared with the same period in 2002, while the average rate paid on these deposits decreased 87 basis points to 0.93%. Average non-interest bearing deposits grew $8.7 million, or 12.7%, to $76.7 million for the second quarter of 2003 compared with 2002. The average balance of certificates of deposit declined $53.8 million, or 8.5%, for the quarter ended June 30, 2003, compared with the same period in 2002, while the average rate paid on certificates decreased 73 basis points to 2.64%.

    For the year to date, the Company recorded total net interest income of $29.6 million, compared with $31.9 million for the same period in 2002. Total interest income decreased $7.5 million, or 11.8%, to $56.3 million for the first half of 2003. The average balance of loans decreased $39.9 million, or 3.1%, to $1.2 billion for the six months ended June 30, 2003, compared with 2002. Interest income on loans decreased $5.1 million, as the average yield on loans declined 60 basis points to 6.15%. Average investment and mortgage-backed securities, including federal funds sold and investments in Federal Home Loan Bank stock, grew $73.7 million, or 8.5%, to $938.0 million for the year-to-date 2003, compared with the same period of 2002. Income on such investments, however, decreased $2.4 million as the average yield fell
90 basis points to 3.94% for the first half of 2003.

    Interest expense decreased $5.2 million, or 16.2%, to $26.8 million for the six months ended June 30, 2003, from $32.0 million for the comparable 2002 period. The average balance of interest-bearing checking, savings, and money market accounts increased $84.5 million, or 13.1%, for the six months ended June 30, 2003, compared with the same period in 2002, while the average rate paid on these deposits decreased 80 basis points to 1.04%. Average non-interest bearing deposits grew $10.6 million, or 16.5%, to $74.9 million for the first half of 2003 compared with 2002. The average balance of certificates of deposit declined $53.2 million, or 8.3%, for the six months ended June 30, 2003, compared with the same period in 2002, while the average rate paid on certificates decreased 83 basis points to 2.73%. The ratio of average core deposits, consisting of checking, savings and money market accounts, to total deposits improved to 58% for the six months ended June 30, 2003, from 53% for the same period in 2002.

    Net interest margin decreased 42 basis points to 2.68% for the second quarter of 2003, from 3.10% for the prior year's second quarter. Interest rate spread decreased 27 basis points to 2.40% for the 2003 quarter, from 2.67% for the comparable 2002 quarter. On a trailing quarter basis, net interest margin decreased by nine basis points to 2.68%, while interest rate spread decreased by four basis points to 2.40%. For the six months ended June 30, 2003, net interest margin decreased by 26 basis points to 2.73%, while interest rate spread decreased by 14 basis points to 2.41%, compared to the first half of 2002.

    First Sentinel did not record a provision for loan losses during the three and six months ended June 30, 2003, compared to $1.1 million and $1.2 million for the same periods in 2002, as a result of a reduction in loan portfolio size and improvements in asset quality. Total non-performing assets decreased to $1.4 million at June 30, 2003, from $7.8 million at June 30, 2002. The allowance for loan losses totaled $12.8 million at June 30, 2003, representing 1.04% of total loans.

    Non-interest income increased by $2.5 million for the second quarter of 2003, compared to the second quarter of 2002, to $2.3 million. For the year-to-date, non-interest income increased $2.9 million compared with 2002, to $4.8 million. Net gains on sales of loans and securities totaling $633,000 and $1.5 million were realized during the three and six months ended June 30, 2003, respectively, compared with net losses of $1.6 million and $1.5 million, respectively, for the comparable 2002 periods. In 2003, the Company recognized gains on sales of higher-coupon mortgage-backed securities that demonstrated a significant propensity to prepay, as well as several corporate debt obligations that had attained their price target. Prior year results included a $1.8 million pre-tax impairment charge recorded on WorldCom, Inc. corporate bonds.

    Total non-interest expense increased by $240,000, or 3.3%, to $7.6 million for the second quarter of 2003, compared to $7.3 million for the prior year's second quarter. For the year-to-date, total non-interest expense increased by $753,000, or 5.2%, to $15.1 million. The increase was primarily attributable to increased compensation cost resulting from increased healthcare, pension and ESOP costs. Effective August 1, 2003, the Company has adopted changes to its pension plan, which will reduce the retirement benefit and close the plan to new participants hired on or after that date. As a result of this amendment, pension expense for the remainder of 2003 is projected to decline by $236,000 compared with the first half of the year.


    Financial Condition

    For the six months ended June 30, 2003, total assets increased by $13.5 million, or 0.6%, to $2.3 billion. The increase was primarily attributable to an increase in loans receivable, net, of $13.5 million on loan originations of $366.9 million and loan purchases of $15.4 million. Loans purchased consisted primarily of 1-4 family adjustable-rate mortgages underwritten internally with higher rates than those currently offered by the Company. The loan pipeline, consisting of loan applications in process of approval, totaled $121.6 million at June 30, 2003. Total loan originations for the second quarter of 2003 amounted to $184.8 million, compared to $182.2 million for the trailing quarter and $145.5 million for the second quarter of 2002. For the year-to-date, principal repayments on loans totaled $344.5 million compared with $322.6 million for the first half of 2002. Of the total loan portfolio at June 30, 2003, 1-4 family mortgage loans comprised 66.0%, home equity loans comprised 9.0%, and commercial real estate, multi-family and construction loans comprised 24.3%.

    Total deposits at June 30, 2003 increased by $13.4 million, or 1.0%, during the first six months to $1.4 billion. Core deposits increased
$44.3 million, or 5.6%, to $829.5 million, or 59.2% of total deposits at June 30, 2003, compared to $785.2 million, or 56.6% of total deposits at December 31, 2002. Borrowings increased $4.9 million, or 0.8%, to $601.6 million at June 30, 2003.

    Stockholders' equity decreased $4.4 million, or 2.0%, to $216.8 million during the first half of 2003. In February 2003, the Company authorized a 5% stock repurchase program. The Company repurchased 5,000 shares and 871,000 shares, respectively, during the three and six months ended June 30, 2003, at an average cost per share of $15.30 and $14.26, respectively. Stated and tangible book value per share at June 30, 2003, were $7.84 and $7.69, respectively.


    Declaration of Quarterly Dividend

    The Board of Directors also announced that it has approved a regular quarterly cash dividend of $0.105 per common share. The dividend will be paid on August 29, 2003 to stockholders of record as of the close of business on August 15, 2003.


    First Sentinel, through its subsidiary, First Savings Bank, operates
23 branch offices in Middlesex, Monmouth, Mercer, Somerset and Union Counties, New Jersey.


    Statements contained in this news release that are not historical fact are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated due to a large number of factors. Factors that may cause a difference include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention and changes in legislation and regulation. First Sentinel Bancorp assumes no obligation for updating any such forward-looking statements at any time.



    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Statements of Financial Condition
    (In thousands, except share data)
                                                   June 30,   December 31,
                                                     2003            2002
                                                 (unaudited)
    Assets
    Cash and due from banks                        $30,055        $21,695
    Federal funds sold                              30,300         44,250
      Total cash and cash equivalents               60,355         65,945
    Federal Home Loan Bank of New York
     (FHLB-NY) stock, at cost                       21,829         20,835
    Investment securities available for sale       120,980        114,219
    Mortgage-backed securities available
     for sale                                      791,102        790,562
    Loans receivable, net                        1,214,661      1,201,210
    Interest and dividends receivable               10,301         11,055
    Premises and equipment, net                     16,077         15,882
    Core deposit intangibles                         4,149          4,568
    Other assets                                    31,112         32,758
      Total assets                              $2,270,566     $2,257,034

    Liabilities and Stockholders' Equity

    Liabilities
    Deposits                                    $1,401,422     $1,387,986
    Borrowed funds                                 601,583        596,663
    Advances by borrowers for taxes
     and insurance                                  10,141          9,615
    Other liabilities                               15,602         16,570
      Total liabilities                          2,028,748      2,010,834

    Company-obligated mandatorily redeemable
     preferred capital securities of a subsidiary
     trust holding solely junior subordinated
     debentures of the Company                      25,000         25,000

    Stockholders' Equity
    Preferred Stock; authorized 10,000,000
     shares; issued and outstanding - none              --             --
    Common Stock, $.01 par value, 85,000,000
     shares authorized; 43,106,742 and
     27,619,653 shares issued and outstanding
     at 6/30/03 and 43,106,742 and 28,422,028
     shares issued and outstanding at 12/31/02         430            430
    Paid-in capital                                203,768        203,229
    Retained earnings                              169,729        163,681
    Accumulated other comprehensive income           9,066          9,776
    Treasury stock (15,362,435 and 14,586,591
     common shares at 6/30/03 and 12/31/02,
     respectively)                                (156,676)      (145,480)
    Common Stock acquired by the Employee
     Stock Ownership Plan (ESOP)                    (8,945)        (9,404)
    Common Stock acquired by the Recognition
     and Retention Plan (RRP)                         (554)        (1,032)

      Total stockholders' equity                   216,818        221,200
      Total liabilities and stockholders'
       equity                                   $2,270,566     $2,257,034


    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Statements of Income
    (Dollars in thousands, except share data) (Unaudited)

                                 Three Months Ended         Six Months Ended
                                       June 30,                  June 30,
                                  2003         2002         2003         2002

    Interest income:
     Loans                     $18,653      $21,518      $37,846      $42,913
     Investment and
      mortgage-backed
      securities available
      for sale                   8,904       11,214       18,492       20,935
        Total interest income   27,557       32,732       56,338       63,848

    Interest expense:
     Deposits:
      NOW and money market
       demand                    1,128        2,086        2,464        4,181
      Savings                      606          932        1,328        1,770
      Certificates of deposit    3,827        5,330        8,007       11,404
        Total interest expense
         - deposits              5,561        8,348       11,799       17,355
     Borrowed funds              7,431        7,520       14,963       14,596
        Total interest expense  12,992       15,868       26,762       31,951
        Net interest income     14,565       16,864       29,576       31,897
     Provision for loan losses      --        1,105           --        1,205
        Net interest income
         after provision for
         loan losses            14,565       15,759       29,576       30,692

    Non-interest income:
     Fees and service charges    1,142          859        2,030        2,099
     Net gain (loss) on sales
      of loans and securities      633       (1,587)       1,526       (1,471)
     Income on Bank Owned
      Life Insurance               385          404          783          819
     Other, net                    189          199          433          378
       Total non-interest
        income                   2,349         (125)       4,772        1,825

    Non-interest expense:
     Compensation and benefits   4,409        4,163        8,720        8,127
     Occupancy                     587          545        1,233        1,103
     Equipment                     409          401          837          839
     Advertising                   283          358          538          533
     Federal deposit insurance
      premium                       56           59          114          118
     Amortization of core
      deposit intangibles          209          211          419          423
     Distributions on preferred
      capital securities           472          491          944          989
     General and administrative  1,143        1,100        2,314        2,234
       Total non-interest
        expense                  7,568        7,328       15,119       14,366

       Income before income
        tax expense              9,346        8,306       19,229       18,151

    Income tax expense           3,150        2,746        6,483        5,990
       Net income               $6,196       $5,560      $12,746      $12,161
    Basic earnings per share     $0.23        $0.19        $0.48        $0.42
    Weighted average shares
     outstanding - Basic    26,496,125   28,908,094   26,719,615   29,182,305
    Diluted earnings
     per share                   $0.23        $0.19        $0.46        $0.41
    Weighted average shares
     outstanding - Diluted  27,223,296   29,780,484   27,436,425   29,988,103


    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Average Statements of Financial Condition
   (Dollars in thousands) (Unaudited)
                                              Three Months Ended June 30, 2003
                                               Average               Average
                                               Balance   Interest   Yield/Cost

    Assets
    Interest-earning assets:
     Federal Funds Sold                      $  48,682      $ 145        1.19%
     Investment securities available for
      sale (1)                                 136,160      1,591        4.67
     Mortgage-backed securities available
      for sale                                 753,728      7,168        3.80
       Total investments                       938,570      8,904        3.79

     Mortgage loans                          1,108,597     16,878        6.09
     Home equity loans                          62,354      1,047        6.72
     Home equity lines of credit                48,124        549        4.56
     Other loans                                13,537        179        5.29
       Total loans                           1,232,612     18,653        6.05

     Total interest-earning assets           2,171,182     27,557        5.08
     Non-interest earning assets               102,679
       Total assets                         $2,273,861

    Liabilities and Stockholders'
     Equity
      Interest-bearing liabilities:
       NOW and money market accounts          $510,958     $1,128        0.88%
       Savings accounts                        234,916        606        1.03
       Certificates of deposit                 579,438      3,827        2.64
         Total interest-bearing deposits     1,325,312      5,561        1.68

       Borrowed funds                          611,707      7,431        4.86
      Total interest-bearing liabilities     1,937,019     12,992        2.68
      Non-interest bearing deposits             76,732
      Other liabilities                         43,906
        Total liabilities                    2,057,657

      Stockholders' equity                     216,204
        Total liabilities and stockholders'
         equity                             $2,273,861
    Net interest income/interest
     rate spread                                          $14,565        2.40%
    Net interest-earning assets/net
     interest margin                          $234,163                   2.68%

    Ratio of interest-earning assets
     to interest-bearing liabilities              1.12X


                                             Three Months Ended June 30, 2002
                                               Average               Average
                                               Balance   Interest   Yield/Cost
    Assets
    Interest-earning assets:
     Federal funds sold                      $  65,440     $  280        1.71%
     Investment securities available for
      sale (1)                                 146,419      1,945        5.31
     Mortgage-backed securities available
      for sale                                 683,610      8,989        5.26
       Total investments                       895,469     11,214        5.01

     Mortgage loans                          1,150,478     19,340        6.72
     Home equity loans                          70,602      1,291        7.31
     Home equity lines of credit                41,732        560        5.37
     Other loans                                18,339        327        7.13
       Total loans                           1,281,151     21,518        6.72

     Total interest-earning assets           2,176,620     32,732        6.01
     Non-interest earning assets                62,023
       Total assets                         $2,238,643

    Liabilities and Stockholders'
     Equity
    Interest-bearing liabilities:
     NOW and money market accounts          $  467,196     $2,086        1.79%
     Savings accounts                          202,113        932        1.84
     Certificates of deposit                   633,188      5,330        3.37
       Total interest-bearing deposits       1,302,497      8,348        2.56

     Borrowed funds                            596,457      7,520        5.04
    Total interest-bearing liabilities       1,898,954     15,868        3.34
    Non-interest bearing deposits               68,059
    Other liabilities                           39,901
       Total liabilities                     2,006,914
    Stockholders' equity                       231,729
       Total liabilities and stockholders'
        equity                              $2,238,643
    Net interest income/interest rate spread              $16,864        2.67%
    Net interest-earning assets/net interest
     margin                                   $277,666                   3.10%
    Ratio of interest-earning assets
     to interest-bearing liabilities              1.15X

    (1)  Includes FHLB-NY stock.


    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Average Statements of Financial Condition
    (Dollars in thousands) (Unaudited)

                                     Six Months Ended June 30,
                             2003                            2002
                  Average             Average    Average             Average
                  Balance  Interest  Yield/Cost  Balance  Interest  Yield/Cost

    Assets
    Interest-
     earning
     assets:
    Federal
     funds sold   $41,518    $246      1.19%      $59,901    $509      1.70%
    Investment
     securities
     available
     for sale(1)  133,889   3,235      4.83       142,018   3,876      5.46
    Mortgage-
     backed
     securities
     available
     for sale     762,568  15,011      3.94       662,343  16,550      5.00
     Total
      investments 937,975  18,492      3.94       864,262  20,935      4.84

    Mortgage
     loans      1,106,193  34,230      6.19     1,139,676  38,499      6.76
    Home equity
     loans         62,623   2,120      6.77        71,242   2,603      7.31
    Home equity
     lines of
     credit        48,201   1,112      4.61        41,168   1,106      5.37
    Other loans    14,297     384      5.37        19,126     705      7.37
     Total
      loans     1,231,314  37,846      6.15     1,271,212  42,913      6.75

    Total
     interest-
     earning
     assets     2,169,289  56,338      5.19     2,135,474  63,848      5.98
    Non-interest
     earning
     assets        97,803                          68,206
      Total
       assets  $2,267,092                      $2,203,680


    Liabilities and Stockholders'
     Equity
    Interest-
     bearing
     liabilities:
     NOW and
      money
      market
      accounts   $501,033  $2,464      0.98%     $453,367  $4,181     1.84%
     Savings
      accounts    230,245   1,328      1.15       193,365   1,770     1.83
     Certificates
      of deposit  587,320   8,007      2.73       640,539  11,404     3.56
     Total interest-
      bearing
      deposits  1,318,598  11,799      1.79     1,287,271  17,355     2.70
     Borrowed
      funds       606,690  14,963      4.93       576,513  14,596     5.06
     Total
      interest-
      bearing
      liabil-
       ities    1,925,288  26,762      2.78     1,863,784  31,951     3.43
     Non-interest
      bearing
      deposits     74,907                          64,272
     Other
      liabilities  49,428                          44,215
       Total
        liabil-
         ities  2,049,623                       1,972,271

    Stockholders'
     equity       217,469                         231,409

     Total
      liabilities
      and
      stockholders'

      equity   $2,267,092                      $2,203,680
    Net interest
     income/interest
     rate spread          $29,576      2.41%              $31,897     2.55%
    Net interest-
     earning
     assets/net
     interest
     margin      $244,001              2.73%     $271,690             2.99%
    Ratio of
     interest-
     earning
     assets to
     interest-
     bearing
     liabilities     1.13X                           1.15X

    (1)  Includes FHLB-NY stock.


    FINANCIAL SUMMARY
    ($ in thousands, except share data) (unaudited)

                             Three Months Ended          Six Months Ended
                                  June 30,                   June 30,
                              2003        2002          2003         2002
    Income Statement
    Net Interest Income    $14,565      $16,864      $29,576      $31,897
    Provision for Loan
     Losses                     --        1,105           --        1,205
    Non-Interest Income      2,349        (125)        4,772        1,825
    Non-Interest Expense     7,568        7,328       15,119       14,366
    Pre-Tax Income           9,346        8,306       19,229       18,151
    Income Tax Expense       3,150        2,746        6,483        5,990
    Net Income               6,196        5,560       12,746       12,161
    Basic Earnings Per
     Share                   $0.23        $0.19        $0.48        $0.42
    Diluted Earnings Per
     Share                   $0.23        $0.19        $0.46        $0.41
    Dividends Per Share     $0.105       $0.095        $0.21        $0.17
    Dividend Payout Ratio    44.90%       49.39%       44.02%       40.79%
    Interest Rate Spread      2.40%        2.67%        2.41%        2.55%
    Net Interest Margin       2.68%        3.10%        2.73%        2.99%

    Profitability
    Return on Average
     Assets                   1.09%        0.99%        1.12%        1.10%
    Return on Average
     Equity                  11.46%        9.60%       11.72%       10.51%


    FINANCIAL SUMMARY (continued)
    ($ in thousands, except share data) (unaudited)
                                                    Six Months Ended June 30,
                                                        2003           2002
    Asset Quality
    Net Charge-Offs ("NCO")                              $37         $1,390
    REO Expense                                           10              5
    Non Accrual Loans                                  1,297          7,427
    Non Performing Loans                               1,361          7,507
    Real Estate Owned ("REO")                             50             --
    Non Performing Assets                              1,411          7,807

    Credit Quality
    Annualized NCO/Loans                                0.01%          0.22%
    Annualized NCO & REO Expense/Loans                  0.01%          0.22%
    Non Performing Loans/Loans                          0.11%          0.59%
    Non Performing Assets/Loans & REO                   0.11%          0.61%
    Non Performing Assets/Assets                        0.06%          0.35%
    Allowance/Non Performing Loans                    939.97%        169.80%
    Allowance/Loans                                     1.04%          1.00%
    REO/Non Performing Assets                           3.54%            --%
    Allowance/Non Performing Assets                   906.66%        163.28%

    Balance Sheet (Period End Balances)
    Investment Securities and FHLB stock            $142,809       $146,320
    Mortgage-backed Securities                       791,102        730,809
    Loans, net of unearned and deferred fees       1,227,454      1,277,488
    Allowance for Loan Losses ("Allowance")           12,793         12,747
    Assets                                         2,270,566      2,256,677
    Deposits                                       1,401,422      1,375,278
    Borrowings                                       601,583        597,740
    Stockholders' Equity                             216,818        234,312

    Total Shares Outstanding                      27,646,113     30,200,723
    Stated Book Value                                  $7.84          $7.76
    Tangible Book Value                                $7.69          $7.59